UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2025
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 14, 2025, Advanced Micro Devices, Inc. (the "Company") held its 2025 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the Company’s stockholders voted on the following six proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2025 (the "Proxy"):

Proposal No. 1: Election of Directors. All Directors were elected.

The Company's stockholders elected the eight director nominees listed below to serve on the Company’s Board of Directors:

	For	Against	Abstain	Broker Non-Votes
Nora M. Denzel	864,946,906	23,441,610	5,583,305	296,420,260
Michael P. Gregoire	847,681,155	40,605,762	5,684,904	296,420,260
Joseph A. Householder	866,979,454	21,389,525	5,602,842	296,420,260
John W. Marren	883,988,236	4,409,850	5,573,735	296,420,260
Jon A. Olson	884,242,157	4,130,804	5,598,860	296,420,260
Lisa T. Su	818,920,670	65,684,987	9,366,164	296,420,260
Abhi Y. Talwalkar	783,142,480	105,163,150	5,666,191	296,420,260
Elizabeth W. Vanderslice	867,934,417	20,608,209	5,429,195	296,420,260

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. This appointment was ratified.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2025.

For	Against	Abstain
1,104,726,261	81,271,712	4,394,108

Proposal No. 3: Approval on a Non-Binding, Advisory Basis of the Compensation of the Company's Named Executive Officers ("Say-on-Pay"). This proposal was approved.

The Company’s stockholders approved, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
760,451,927	127,503,584	6,016,310	296,420,260

Proposal No. 4: Approval of Amendment and Restatement of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to Increase the Number of Authorized Shares of Common Stock from 2.25 Billion Shares to 4.0 Billion Shares. This proposal was approved.

The Company’s stockholders approved the amendment and restatement of the Certificate of Incorporation to increase the number of authorized shares of common stock from 2.25 billion shares to 4.0 billion shares.

For	Against	Abstain
1,118,828,208	67,540,390	4,023,483

Proposal No. 5: Approval of Amendment and Restatement of the Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law and to Make a Non-Substantive Change. This proposal was approved.

The Company’s stockholders approved the amendment and restatement of the Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law and to make a non-substantive change.

For	Against	Abstain	Broker Non-Votes
779,285,104	111,904,404	2,782,313	296,420,260

On May 15, 2025, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation incorporating the approved amendments described under Proposal No. 4 and this Proposal No. 5, at which point the amendments became effective. A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Proposal No. 6: Stockholder Proposal Requesting the Removal of the Holding Requirement to Call a Special Meeting. This proposal was not approved.

The Company’s stockholders did not approve the stockholder proposal requesting the removal of the holding requirement to call a special meeting.

For	Against	Abstain	Broker Non-Votes
107,902,188	780,071,102	5,998,531	296,420,260

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Advanced Micro Devices, Inc. dated May 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2025	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Ava Hahn
	Name:	Ava Hahn
	Title:	Senior Vice President, General Counsel and Corporate Secretary